EXHIBIT 23.2

                      Consent of Coopers & Lybrand L.L.P.


         We consent to the incorporation by reference in the registration statements of Cadmus Communications Corporation on Form S-8 (File Nos. 033-56653, 33-10214, 33-87690, and 2-90742), of our report dated August
         2, 1994 on our audit of the consolidated statements of income and cash flows and the financial statement schedule of Cadmus Communications Corporation and Subsidiaries for the year ended June 30, 1994, which report is included in this Annual Report on Form 10-K.

                                         COOPERS AND LYBRAND L.L.P.

         Richmond, Virginia
         September 27, 1996